Exhibit 99.1

Contact:
Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Todd Aydelotte– Media Relations Phone: 646-428-0644

FOR IMMEDIATE RELEASE

Provectus Biopharmaceuticals, Inc. Announces Closing of Public Offering

KNOXVILLE, Tenn. June 24, 2015 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT,www.pvct.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or the “Company”), announced today that it has completed its public offering of 17,500,000 shares of common stock and warrants to purchase 17,500,000 shares of common stock at a price to the public of $0.75 for a fixed combination of one share of common stock and a warrant to purchase one share of common stock. At the closing, the underwriter’s exercised their over-allotment option with respect to warrants to purchase an additional 2,625,000 shares of common stock. The Company has also granted the underwriters a 45-day over-allotment option to purchase up to an additional 2,625,000 shares of common stock, which expires on August 3, 2015.

The warrants issued in the public offering began trading on the NYSE MKT under the ticker symbol “PVCTWS” on June 22, 2015. At this time, only warrants issued in the public offering are listed on NYSE MKT. Such warrants have an exercise price of $0.85 per share, are exercisable immediately and will expire on June 19, 2020.

Maxim Group LLC is acting as sole book-running manager for the offering.

Provectus intends to use the net proceeds of the offering for clinical development, working capital and general corporate purposes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc. specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials, including its current phase 3 study in melanoma, can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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